Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO SUPER-PRIORITY CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SUPER-PRIORITY CREDIT AGREEMENT, dated as of November 6, 2024 (this “Amendment”), is entered into by and among WIDEOPENWEST FINANCE, LLC, a Delaware limited liability company (the “Borrower”), the Term Lenders (as defined in the Existing SP Credit Agreement (as defined below)) party hereto (the “Consenting Term Lenders”), and the Revolving Lenders party hereto (the “Refinancing Revolving Lenders”), and acknowledged by WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

WHEREAS, reference is made to (i) that certain Super-Priority Credit Agreement, dated as of October 11, 2024 (as amended, supplemented or otherwise modified prior to the First Amendment Effective Date (as defined below), the “Existing SP Credit Agreement”; and, as further amended or supplemented by this Amendment, the “Amended SP Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the meanings given to such terms in the Existing SP Credit Agreement), by and among, inter alia, the Borrower, WideOpenWest, Inc., a Delaware corporation (“Holdings”), the Administrative Agent, the Lenders from time to time party thereto; and (ii) that certain Credit Agreement, dated as of December 20, 2021 (as amended, supplemented or otherwise modified prior to the First Amendment Effective Date, the “2021 Credit Agreement”), by and among, inter alia, the Borrower, Holdings, Morgan Stanley Senior Funding, Inc., as Administrative Agent (as defined in the 2021 Credit Agreement), the Term Lenders (as defined in the 2021 Credit Agreement), and the Revolving Lenders (as defined in the 2021 Credit Agreement) (the “Existing Revolving Lenders”; the Revolving Loans (as defined in the 2021 Credit Agreement) held by each of the Existing Revolving Lenders immediately prior to the First Amendment Effective Date, the “Existing Revolving Loans”; and the Revolving Commitments (as defined in the 2021 Credit Agreement) held by each of the Existing Revolving Lenders immediately prior to the First Amendment Effective Date, the “Existing Revolving Commitments”).

WHEREAS, the Borrower and the Existing Revolving Lenders have agreed that, on and as of the First Amendment Effective Date, (1) the Borrower will repay and terminate, as applicable, all of the outstanding Existing Revolving Loans and Existing Revolving Commitments; and (2) as consideration therefor, the Borrower will issue Revolving Loans (under and as defined in the Existing SP Credit Agreement) (the “Refinancing Revolving Loans”) and Revolving Commitments (under and as defined in the Existing SP Credit Agreement) (the “Refinancing Revolving Commitments”), in each case, in a principal amount equal to the amount of such Existing Revolving Loans and Existing Revolving Commitments so repaid or terminated, as applicable (it being agreed that the Refinancing Revolving Loans shall constitute Subsequent Exchange Revolving Loans for all purposes under the Amended SP Credit Agreement, and shall refinance in full the Existing Revolving Loans, with such refinancing being effectuated on and as of the First Amendment Effective Date in the form of a cashless exchange, pursuant to and in accordance with Section 2.16 of the Existing SP Credit Agreement) (the “2024 Revolver Exchange”).

WHEREAS, on the First Amendment Effective Date, immediately after giving effect to the 2024 Revolver Exchange, all Existing Revolving Loans and all Existing Revolving Commitments will be automatically and irrevocably retired, cancelled and extinguished, without any further action by the Borrower or any other Person.

WHEREAS, the Borrower and the Refinancing Revolving Lenders are entering into this Amendment, among other things, to evidence the Refinancing Revolving Commitments and the Refinancing Revolving Loans, in each case, pursuant to and in accordance with Section 2.16 of the Existing SP Credit Agreement.

WHEREAS, the Borrower has requested that the Consenting Term Lenders agree to certain other amendments to the Existing SP Credit Agreement, and the Consenting Term Lenders have agreed to such amendments, subject to the terms and conditions set forth herein.

WHEREAS, the Consenting Term Lenders constitute the Required Lenders under the Existing SP Credit Agreement (for the avoidance of doubt, both immediately before and immediately after giving effect to the 2024 Revolver Exchange).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.       Amendments to Credit Agreement. Effective as of the First Amendment Effective Date, the Existing SP Credit Agreement is hereby amended as follows:

(i)            The definition of “Revolving Commitment” in Section 1.01 of the Existing SP Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (1) make Revolving Loans to the Borrower pursuant to Section 2.01(3) and (2) purchase participations in L/C Obligations in respect of Letters of Credit in an aggregate principal amount at any one time outstanding not to exceed the amount specified opposite such Lender’s name on Schedule 2.01 hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Commitments of all Revolving Lenders as of the Closing Date was $0. The aggregate Revolving Commitments of all Revolving Lenders as of the First Amendment Effective Date is $250,000,000.00, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.”

(ii)           Section 1.01 of the Existing SP Credit Agreement is hereby amended by adding the following new definitions thereto in the proper alphabetical order therein:

“First Amendment” means that certain Amendment No. 1 to Super-Priority Credit Agreement, dated as of November 6, 2024, among the Borrower, the Administrative Agent, and the Lenders party thereto.

“First Amendment Effective Date” has the meaning set forth in the First Amendment. For clarity, the First Amendment Effective Date occurred on November 6, 2024.

(iii)          Solely with respect to the Revolving Facility, Schedule 2.01 of the Existing SP Credit Agreement is hereby amended to include the schedule of Revolving Commitments as set forth on Schedule A of this Amendment.

(iv)          Section 2.16(1) of the Existing SP Credit Agreement is hereby amended by deleting the following in its entirety therefrom:

“(I) on or prior to the date of any issuance of any Revolving Loans pursuant to the foregoing clause (ii), the holder of the applicable Existing Revolving Loans being exchanged therefor shall have provided its consent to an amendment to the Existing Credit Agreement (as amended by the Existing Credit Agreement Amendment) pursuant to which the Financial Covenant (as defined therein) is permanently removed or waived; and (II)”

(v)           Clause (9) of Section 7.05(b) of the Existing SP Credit Agreement is hereby amended and restated in its entirety as follows:

“(9) on or after the First Amendment Effective Date, the Borrower may prepay or repay the entire principal amount of Term Loans (as defined in the Existing Credit Agreement (as amended by the Existing Credit Agreement Amendment) outstanding immediately prior to the First Amendment Effective Date, together with all accrued and unpaid interest or other fees thereon;”

(vi)          Schedule 9.17 of the Existing SP Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule B hereto.

(vii)         Section 10.24(a) of the Existing SP Credit Agreement is hereby amended pursuant to Section 10.01(b) of the Existing Credit Agreement by amended and restating the third sentence thereof in its entirety as follows:

“Additionally, the Lenders and the Issuing Banks hereby irrevocably agree that the Guarantors shall be released from the Guaranties upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary, or otherwise becoming an Excluded Subsidiary; provided, that (1) an Elective Guarantor shall not be released from its Guaranty on account of being an Excluded Subsidiary with respect to any characteristic or circumstances that would have qualified such Subsidiary or Parent Company to be an Excluded Subsidiary as of the date such Subsidiary or Parent Company was made an Elective Guarantor, and (2) if any Subsidiary Guarantor ceases to be wholly-owned, directly or indirectly, by Holdings, such Subsidiary Guarantor shall not be released from its guarantee of the Obligations unless (A) the transaction pursuant to which such Subsidiary Guarantor ceases to be a direct or indirect wholly-owned subsidiary of Holdings is consummated with a bona fide third-party that is not an Affiliate of any Loan Party for a legitimate business purposes and the primary purpose of such transaction is not the release of any guarantee of the Obligations or Lien on any assets or properties such Subsidiary Guarantor (including any release that is meant to facilitate the incurrence of Indebtedness and/or the consummation of a “liability management” transaction) and (B) with respect to transactions in which Holdings retains, directly or indirectly, any ownership of equity interests in such subsidiary, the Borrower (or such other immediate parent of such former Subsidiary Guarantor, as applicable) shall be required to have available investment capacity under this Agreement as necessary to hold such remaining investment (and shall be deemed to have made such investment as if such person were newly acquired) in such non-wholly-owned Subsidiary (it being understood that this proviso shall not limit the release of any Subsidiary Guarantor that is otherwise an Excluded Subsidiary for reasons other than not being wholly-owned).”

SECTION 2.       The Refinancing Revolving Loans. In accordance with the Existing SP Credit Agreement (including Section 2.16 thereof), on and as of the First Amendment Effective Date, each Refinancing Revolving Lender (i) shall have, and hereby agrees to provide, in each case as contemplated by this Amendment and the Amended SP Credit Agreement, a Revolving Commitment under and as defined in the Amended SP Credit Agreement in an amount equal to the amount set forth opposite such Refinancing Revolving Lender’s name under the heading “Revolving Commitments” on Schedule 2.01 to the Amended SP Credit Agreement (as amended by this Amendment), (ii) hereby agrees to make Revolving Loans under the Amended SP Credit Agreement pursuant to Section 2.01(3) of the Amended SP Credit Agreement, in each case, at any time and from time to time on and after the First Amendment Effective Date until the Maturity Date, subject to and in accordance with the terms of the Amended SP Credit Agreement, in an aggregate principal amount not to exceed at any time outstanding the amount of such Refinancing Revolving Lender’s Revolving Commitment and (iii) hereby is, and shall be deemed to be, an “Additional Lender” (pursuant to clause (b) of the definition thereof), a “Revolving Lender”, a “Lender” and a “Secured Party” for all purposes of, and subject to all of the obligations of an “Additional Lender”, a “Revolving Lender”, a “Lender” and a “Secured Party”, as applicable, under the Amended SP Credit Agreement and the other Loan Documents.

(b)           The Refinancing Revolving Commitments shall be of the same Class as, and shall constitute and be part of, as applicable, the “Revolving Facility” and “Revolving Commitments” (each as defined in the Existing SP Credit Agreement) for all purposes under the Amended SP Credit Agreement, and, for the avoidance of doubt, the terms, provisions and documentation with respect to the Refinancing Revolving Commitments shall be identical to those applicable to the Revolving Commitments under the Existing SP Credit Agreement (in each case, except as expressly set forth in this Amendment).

(c)           Pursuant to and in accordance with Section 2.16 of the Existing SP Credit Agreement, from and after the First Amendment Effective Date, each Letter of Credit outstanding under the 2021 Credit Agreement (as set forth on Schedule C attached hereto) will remain outstanding and shall be deemed to be a Letter of Credit issued under the Amended SP Credit Agreement for all purposes under the Amended SP Credit Agreement and the other Loan Documents. On the First Amendment Effective Date, each Existing Revolving Lender with an Existing Revolving Commitment will automatically and without further act be deemed to have assigned to each Refinancing Revolving Lender, and each such Refinancing Revolving Lender will automatically and without further act be deemed to have assumed, a portion of the risk participations of such Existing Revolving Lender under the Amended SP Credit Agreement in any outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of such participations, the percentage of the aggregate outstanding participations under the Amended SP Credit Agreement in Letters of Credit held by each Refinancing Revolving Lender will equal its Pro Rata Share (after giving effect to this Amendment), thereof.

(d)           For the avoidance of doubt, the Refinancing Revolving Commitments shall not accrue commitment fees pursuant to Section 2.09 of the Amended SP Credit Agreement for any period prior to the First Amendment Effective Date, and the Refinancing Revolving Loans shall not accrue interest under the Amended SP Credit Agreement for any period prior to the First Amendment Effective Date.

SECTION 3.       Conditions of Effectiveness. This Amendment (including, without limitation, the amendments set forth in Section 1 hereof) is subject to the satisfaction (or waiver) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

(a)           the Administrative Agent shall have received counterparts of this Amendment duly executed by the (i) each Loan Party, (ii) the Refinancing Revolving Lenders, (iii) the Consenting Term Lenders, and (iv) the Administrative Agent;

(b)           prior to or substantially concurrently with the 2024 Revolver Exchange, the Borrower shall have paid (or cause to be paid) to each Existing Revolving Lender (i) accrued and unpaid interest on each of its Existing Revolving Loans and (ii) all accrued and unpaid commitment fees with respect to its Existing Revolving Commitments; and

(c)           all expenses (to the extent invoiced at least one (1) Business Day prior to the Amendment Effective Date (except as otherwise reasonably agreed by the Borrower)) incurred by (i) the Refinancing Revolving Lenders (including reasonable and documented fees and out-of-pocket expenses of Latham & Watkins LLP), (ii) the Term Lenders (including reasonable and documented fees and out-of-pocket expenses of Gibson, Dunn & Crutcher LLP) and (iii) the Administrative Agent (including reasonable and documented fees and out-of-pocket expenses of ArentFox Schiff LLP), in each case, in connection with the execution and delivery of this Amendment shall have been paid in full in cash or will be paid in full in cash substantially concurrently with the occurrence of the First Amendment Effective Date.

SECTION 4.       Representations and Warranties.

Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders party hereto as of, and after giving effect to, the First Amendment Effective Date that:

(a)           Each Loan Party has all corporate power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and the Amended SP Credit Agreement.

(b)           None of the execution, delivery and performance by each Loan Party of this Amendment and the Amended SP Credit Agreement, as applicable, will (i) contravene the terms of any of any Loan Party’s Organizational Documents; (ii) result in any breach or contravention of (A) any Contractual Obligation to which any Loan Party is a party or affecting any Loan Party or the properties of any Loan Party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or its property is subject; or (iii) any applicable Law, except with respect to any breach, contravention or violation referred to in the preceding clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)           This Amendment been duly executed and delivered by each Loan Party, and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, by general principles of equity and principles of good faith and fair dealing.

(d)           As of the First Amendment Effective Date, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date; provided that to the extent that any representation and warranty specifically refers to an earlier date or period, such representation and warranty shall be true and correct in all material respects as of such date or for such period; and on the First Amendment Effective Date immediately after giving effect to this First Amendment and the other transactions contemplated hereby, no Default or Event of Default has occurred and is continuing or would result therefrom; provided further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

SECTION 5.       Ratification and Reaffirmation; Effect of this Amendment. Each Loan Party hereby consents to the amendments effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which any Loan Party is a party is, and the obligations of such Loan Party contained in the Existing SP Credit Agreement and in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment.

(b)           Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in other similar capacities in which such Loan Party has granted liens or security interests in its properties and/or acts as a guarantor, surety or an accommodation party, as the case may be, under any of the Loan Documents to which it is a party, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and undertakings arising under or pursuant to the Amended SP Credit Agreement each of such Loan Documents and (ii) acknowledges and agrees that, subsequent to the execution and delivery of, and after taking into account and giving effect to, this Amendment, the Amended SP Credit Agreement, each of such Loan Documents remains in full force and effect as hereby ratified, amended and confirmed. To the extent such Loan Party granted liens on, or security interests in, any of its properties pursuant to any such Loan Documents as security for the Obligations arising under, pursuant to or as defined in the Existing SP Credit Agreement, each such Loan Party hereby ratifies and reaffirms such grant of security and confirms and agrees that, subsequent to the execution and delivery of, and after taking into account and giving effect to, this Amendment, the Amended SP Credit Agreement, such liens and security interests hereafter secure all of the Obligations arising under, pursuant to or as defined in the Amended SP Credit Agreement.

(c)           Except as expressly set forth or referenced herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver or novation of, or otherwise affect the rights and remedies of the Lenders or the Agents under, the Existing SP Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing SP Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(d)           On and after the First Amendment Effective Date, each reference in the Existing SP Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the “Credit Agreement”, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Amended SP Credit Agreement, and, for the avoidance of doubt, any reference to “Obligations” shall mean and be a reference to the “Obligations” under the Amended SP Credit Agreement.

(e)           Nothing herein shall be deemed to entitle any Loan Party to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended SP Credit Agreement or any other Loan Document in similar or different circumstances.

(f)            This Amendment is, and shall for all purposes be deemed to be, a “Subsequent Exchange Loan Amendment” and a “Loan Document” for all purposes under the Amended SP Credit Agreement and the other Loan Documents.

SECTION 6.       Expense Reimbursement and Indemnification.

(a)           The Borrower hereby confirms that the expense reimbursement and indemnification provisions set forth in Sections 10.04 and 10.05 of the Amended SP Credit Agreement shall apply to this Amendment and the transactions contemplated hereby irrespective of whether the First Amendment Effective Date occurs.

(b)           The Lenders party hereto hereby confirm that the indemnification provisions set forth in Section 9.08 of the Amended SP Credit Agreement shall apply to this Amendment and the transactions contemplated hereby irrespective of whether the First Amendment Effective Date occurs.

SECTION 7.       Instruction to the Administrative Agent.

(a)           Each of the Lenders party hereto hereby consents, requests and instructs the Administrative Agent to (a) execute and deliver this Amendment, (b) accept and approve this Amendment and/or (c) take (and/or decline to take) any and all actions as the Administrative Agent, in its sole discretion, may determine to be necessary, advisable or desirable in carrying out, effectuating or otherwise in furtherance of the transactions related to or in connection with this Amendment and the transactions contemplated hereby.

(b)           The Lenders party hereto hereby ratify this Amendment and confirm that this Amendment and each other documentary condition precedent to the effectiveness hereof is satisfactory to them in all respects.

SECTION 8.       Release.

(a)           Each of the Loan Parties (on behalf of itself and its successors or assigns) hereby unconditionally and forever releases, waives and discharges all Causes of Action (as defined below) that could have been, or may be, asserted by or on behalf of such Loan Parties (or any Affiliate thereof) against each of the Lenders and/or Related Persons of any of the foregoing (other than (i) the Loan Parties themselves or (ii) any equity holder of Holdings) that are based in whole or in part on any act, omission, transaction, event, occurrence or facts or circumstances, in each case, taking place, being omitted, existing or otherwise arising on or prior to the First Amendment Effective Date, in any way relating to the transactions contemplated by the Existing SP Credit Agreement, this Amendment, the Amended SP Credit Agreement or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection therewith or herewith, in each case to the fullest extent provided by applicable Law.

(b)           Each of the Loan Parties represents and warrants that it has not, prior to the First Amendment Effective Date, (i) assigned or otherwise transferred any of the Causes of Action released pursuant to this Section 8, or (ii) individually or with any other Person, filed or commenced any charges, lawsuits, complaints or proceedings (a “Proceeding”) with any court, governmental agency or arbitration tribunal with respect to any Cause of Action released pursuant to this Section 8. Each of the Loan Parties covenants and agrees that after the First Amendment Effective Date, such Person will not, and will cause each of its Affiliates not to, individually or with any other Person file or commence any such Proceeding with respect to any Cause of Action released pursuant to this Section 8, and if notwithstanding the foregoing, any such Proceeding is so commenced, then the applicable Person commencing such Proceeding (or whose Affiliate commences such Proceeding) shall immediately cause it to be dismissed, and the applicable Person or other released Person subject thereto shall have the right to be reimbursed by the applicable Person that commenced such Proceeding (or whose Affiliate commenced such Proceeding) for all reasonable and documented fees, costs and expenses incurred in connection therewith, without limitation of any other rights and remedies.

(c)           As used in this Section 8, “Causes of Action” means any and all claims, actions, causes of action, choses in action, suits, debts, damages (including claims of lost profits and/or damages to business reputation), dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, whether direct, indirect, derivative, or otherwise, and whether arising in law, equity or otherwise, including for the avoidance of doubt, in respect of any rights and/or benefits conferred by federal, state or law common Law.

SECTION 9.       Amendments; Severability.

(a)           This Amendment may not be amended nor may any provision hereof be waived or otherwise modified except in accordance with the provisions of Section 10.01 of the Amended SP Credit Agreement.

(b)           To the extent permitted by applicable Requirements of Law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.     Miscellaneous.

(a)           THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(b).

(c)           The provisions of Sections 10.16 (Governing Law) and 10.22 (Service of Process) set forth in the Existing SP Credit Agreement are hereby incorporated by reference, mutatis mutandis.

SECTION 11.     Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 12.     Execution in Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

WIDEOPENWEST FINANCE, LLC
WIDEOPENWEST INC.
WIDEOPENWEST MICHIGAN, LLC
WIDEOPENWEST NETWORKS, LLC
WOW BUSINESS SERVICES, LLC
WIDEOPENWEST MID-MICHIGAN, LLC
KNOLOGY, INC.
WIDEOPENWEST GEORGIA, LLC
KNOLOGY DATA CENTER SERVICES, INC.
KNOLOGY BROADBAND, INC.
KNOLOGY OF KNOXVILLE, INC.
ITC GLOBE, INC.
KNOLOGY OF AUGUSTA, INC.
KNOLOGY OF CHARLESTON, INC.
KNOLOGY OF ALABAMA, INC.
KNOLOGY OF COLUMBUS, INC.
KNOLOGY OF HUNTSVILLE, INC.
KNOLOGY OF CENTRAL FLORIDA, INC.
KNOLOGY OF GEORGIA, INC.
KNOLOGY OF FLORIDA, LLC
KNOLOGY OF SOUTH CAROLINA, INC.
KNOLOGY OF TENNESSEE, INC.
VALLEY TELEPHONE CO., LLC
KNOLOGY TOTAL COMMUNICATIONS, INC.
KNOLOGY OF THE WIREGRASS, INC.
WIREGRASS TELCOM, INC.
COMMUNICATIONS ONE, INC.
KNOLOGY OF MONTGOMERY, INC.
KNOLOGY OF THE VALLEY INC.
GLOBE TELECOMMUNICATIONS, INC.
KITE PARENT CORP.
WIDEOPENWEST CAPITAL CORP.
KNOLOGY OF NASHVILLE, INC.
WIDEOPENWEST ILLINOIS, LLC
WIDEOPENWEST OHIO, LLC
WIDEOPENWEST CLEVELAND, LLC
SIGECOM, LLC
WIDEOPENWEST NETWORKS, INC.
WIDEOPENWEST MINNESOTA, LLC

By:	/s/ John Rego
Name: John Rego
Title: Chief Financial Officer

[Signature Page to Super Priority Credit Agreement]

Acknowledged and Agreed:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent

By:	/s/ Kevin McGarvey
Name: Kevin McGarvey
Title: Trust Officer

[Signature Page to Super Priority Credit Agreement]

[LENDER SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT]

[Signature Page to Super Priority Credit Agreement]